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                                                                    EXHIBIT 23.3






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Q COMM INTERNATIONAL, INC. of our report dated March 24, 2000, relating to the financial statements of Q COMM INTERNATIONAL, INC, for the year ended December 31, 1999; of our report dated May 3, 2000, relating to the financial statements of Q COMM INTERNATIONAL, INC., for the period ended March 31, 2000; and of our report datedJuly 10, 2000, relating to the financial statements of Q COMM INTERNATIONAL, INC., for the period ended June 30, 2000.



                                 /S/ PRITCHETT, SILER & HARDY, P.C.
                                 -------------------------------------
                                     PRITCHETT, SILER & HARDY, P.C.


                                     Salt Lake City, Utah

                                     March 23, 2001